For the fiscal year ended (a) 8/31/99
File number (c) 811-4023

                         SUB-ITEM 77-0

                           EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

I.   NY Series

1.   Name of Issuer:
       New York State Mortgage Agency

2.   Date of Purchase
       06/16/1999

3.   Number of Securities Purchased
       50,000

4.   Dollar Amount of Purchase
       $5,000,000

5.   Price Per Unit
       $100.00

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Bear Sterns & Co., Inc.

7.   Other Members of the Underwriting Syndicate
       See Exhibit A


EXHIBIT A

UNDERWRITER

Advest, Inc.                   PaineWebber Incorporated
Bear, Stearns & Co. Inc.       Prudential Securities Incorporated
BNY Capital Markets, Inc.      Ramirez & Co., Inc.
CIBC World Markets             Raymond James & Associates, Inc.
Dain Rauscher Inc.             Roosevelt & Cross, Inc.
First Albany Corp.             Salomon Smith Barney
Fleet Securities Inc.
George K. Baum & Co.
Goldman, Sachs & Co.
Greenwich Partners, Inc.
J.P. Morgan Securities, Inc.
Lehman Brothers
Merrill Lynch & Co.
Morgan Stanley & Co., Inc.
M. R. Beal & Company